Exhibit (d)(2)

Appendix A to Unified Investment Advisory Agreement

(July 31, 2020)

FUND SCHEDULE – LITMAN GREGORY FUNDS TRUST

Fund	Effective Date
• Litman Gregory Masters Equity Fund	April 1, 2013
• Litman Gregory Masters International Fund	April 1, 2013
• Litman Gregory Masters Smaller Companies Fund	April 1, 2013
• Litman Gregory Masters Alternative Strategies Fund	April 1, 2013
• Litman Gregory Masters High Income Alternatives Fund	August 28, 2018
• PartnerSelect SBH Focused Small Value Fund	July 31, 2020

LITMAN GREGORY FUNDS TRUST, on behalf of its series listed above		LITMAN GREGORY FUND ADVISORS, LLC

By:	/s/ Jeremy L. DeGroot	By:	/s/ John Coughlan
Name:	Jeremy L. DeGroot	Name:	John Coughlan
Title:	President	Title:	Chief Operating Officer

Exhibit (d)(2)

Appendix B to Unified Investment Advisory Agreement

(July 31. 2020)

FEE SCHEDULE – LITMAN GREGORY FUNDS TRUST

Fund	Fee Rate
• Litman Gregory Masters Equity Fund	1.10% of the Fund’s daily net assets up to $750 million 1.00% of the Fund’s daily net assets in excess of $750 million

• Litman Gregory Masters International Fund	1.10% of the Fund’s daily net assets up to $1 billion 1.00% of the Fund’s daily net assets in excess of $1 billion

• Litman Gregory Masters Smaller Companies Fund	1.14% of the Fund’s daily net assets up to $450 million 1.04% of the Fund’s daily net assets in excess of $450 million

• Litman Gregory Masters Alternative Strategies Fund

1.40% of the Fund’s daily net assets up to $2 billion

1.30% of the Fund’s daily net assets between $2 billion and $3 billion

1.25% of the Fund’s daily net assets between $3 billion and $4 billion

1.20% of the Fund’s daily net assets in excess of $4 billion

• Litman Gregory Masters High Income Alternatives Fund

0.95% of the Fund’s daily net assets up to $1 billion

0.925% of the Fund’s daily net assets between $1 billion and $2 billion

0.90% of the Fund’s daily net assets between $2 billion and $3 billion

0.875% of the Fund’s daily net assets between $3 billion and $4 billion

0.85% of the Fund’s daily net assets in excess of $4 billion

• PartnerSelect SBH Focused Small Value Fund	1.00% of the Fund’s daily net assets

LITMAN GREGORY FUNDS TRUST, on behalf of its series listed above		LITMAN GREGORY FUND ADVISORS, LLC

By:	/s/ Jeremy L. DeGroot	By:	/s/ John Coughlan
Name:	Jeremy L. DeGroot	Name:	John Coughlan
Title:	President	Title:	Chief Operating Officer